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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
March 6, 2015

United States Lime & Minerals, Inc.
5429 LBJ Freeway, Suite 230
Dallas, Texas 75240

Ladies and Gentlemen:

        We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our "Appraisal Report as of December 31, 2014 on Certain Properties owned by United States Lime & Minerals, Inc.", "Appraisal Report as of December 31, 2013 on Certain Properties owned by United States Lime & Minerals, Inc.", and "Appraisal Report as of December 31, 2012 on Certain Properties owned by United States Lime & Minerals, Inc." under the sections "Item—Business—Natural Gas Interests" and "Item 8—Notes to Consolidated Financial Statements" in the United States Lime & Minerals, Inc. Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the inclusion of our letter report dated January 22, 2014 as Exhibit 99.1 in Item 15. We further consent to the incorporation by reference of said use, references, and the letter report in the Registration Statements of United States Lime & Minerals, Inc. on Forms S-8 (File No. 333-90876, File No. 333-161410 and File No. 333-196697).

Very truly yours,
/s/ PAUL J. SZATKOWSKI, P.E. DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS